Exhibit (h)(44)

FORM OF AMENDED AND RESTATED EXHIBIT A
TO THE SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

THIS EXHIBIT A, amended and restated effective as of December __, 2014, is the Exhibit A to that certain Sub-Administration and Accounting Services Agreement dated as of April 1, 2000, as amended, between BNY Mellon Investment Servicing (US) Inc. and Aston Asset Management, LP.  This Exhibit A supersedes all previous forms of Exhibit A.

PORTFOLIOS

ASTON/TCH Fixed Income Fund
ASTON/Fairpointe Mid Cap Fund
ASTON/Montag & Caldwell Balanced Fund
ASTON/Montag & Caldwell Growth Fund
ASTON/TAMRO Diversified Equity Fund
ASTON/TAMRO Small Cap Fund
ASTON/Harrison Street Real Estate Fund
ASTON/Cornerstone Large Cap Value Fund
ASTON/River Road Dividend All Cap Value Fund
ASTON/River Road Small Cap Value Fund
ASTON/River Road Select Value Fund
ASTON/Montag & Caldwell Mid Cap Growth Fund
ASTON/Barings International Fund
ASTON/Anchor Capital Enhanced Equity Fund
ASTON/Lake Partners LASSO Alternatives Fund
ASTON/Herndon Large Cap Value Fund
ASTON/LMCG Small Cap Growth Fund
ASTON/River Road Independent Value Fund
ASTON/River Road Long-Short Fund
ASTON/DoubleLine Core Plus Fixed Income Fund
ASTON/Silvercrest Small Cap Fund
ASTON/River Road Dividend All Cap Value Fund II
ASTON/LMCG Emerging Markets Fund
ASTON/Pictet International Fund
ASTON/Guardian Capital Global Dividend Fund
ASTON/Fairpointe Focused Equity Fund
ASTON/TAMRO International Small Cap Fund

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

BNY MELLON INVESTMENT SERVICING (US) INC.	ASTON ASSET MANAGEMENT, LP

By:	By:

Name:	Name:

Title:	Title:

Date:	Date: